WesMark Funds

Item 77Q3– Other Information

The Fee Waiver and Expense Reimbursement Agreement for WesMark Funds (the “Registrant”), effective February 28, 2017, was filed as an Exhibit d(viii) to Post-Effective Amendment No. 39 to the Registrant's Registration Statement, Accession Number 0001398344-17-002598, and is hereby incorporated by reference in response to Item 77Q1(d) of the Registrant's Form N−SAR.